Exhibit  1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Repackaged American General Floating Rate Trust Certificates, Series 2003-1
*CUSIP:        76027YAA2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending October 15, 2005.

INTEREST ACCOUNT
----------------


Balance as of          July 15, 2005.....                               $0.00
         Swap Receipt Amount.....                                 $152,701.04
         Scheduled Income received on securities.....                   $0.00
         Unscheduled Income received on securities.....                 $0.00

LESS:
         Swap Distribution Amount.....                                 -$0.00
         Distribution to Holders.....                            -$152,701.04
         Distribution to Depositor.....                                -$0.00
         Distribution to Trustee.....                                  -$0.00
Balance as of         October 15, 2005.....                             $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of         July 15, 2005.....                                $0.00
         Scheduled principal payment received on securities.....        $0.00

LESS:
       Distribution to Holders.....                                    -$0.00
Balance as of         October 15, 2005.....                             $0.00


               UNDERLYING SECURITIES HELD AS OF October 15, 2005

      Principal
        Amount                    Title of Security
     ------------                 -----------------
     $15,000,000       American General Corporation 7 1/2% Notes due
                       July 15, 2025
                       *CUSIP:   026351AU0

                  CREDIT SUPPORT HELD AS OF October 15, 2005

       Notional
        Amount                    Title of Security
      ----------                  -----------------
      $15,000,000      Swap Agreement Dated as of July 2, 2003
                       between the Trust and Lehman Brothers Derivative
                       Products Inc.

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.